EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-155431 on Form S-8 of our report dated March 4, 2010, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc. appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 5, 2010